SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2003

                          Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York 1-10768 11-2209324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11711 West 79th Street, Lenexa, KS 66214
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (913) 307-1000

______________________________________________________________________________

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

         Financial Statements of Businesses Acquired.

         None.

         Pro Forma Financial Information.

         None.

         Exhibits.

         Press Release, dated April 21, 2003, issued by Mediware Information Systems, Inc.

Item 9.   Regulation FD Disclosure (pursuant to Item 12)

The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

On April 21, 2003, Mediware Information Systems, Inc. issued a press release announcing its financial results for the fiscal quarter ended March 31, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC

Date: May 6, 2003	By: /s/ George J. Barry George J. Barry Chief Executive Officer

EXHIBIT INDEX

     The following is a list of Exhibits furnished with this report.
Exhibit No.	Description
99.1	Press Release, dated April 21, 2003, issued by Mediware Information Systems, Inc.

EXHIBIT 99.1

Contact	George Barry 913/307-1000 www.mediware.com	Thomas Redington 203/222-7399 212/926-1733 www.redingtoninc.com

Mediware Reports Ninth Consecutive
Quarter Of Revenue Growth

Net Earnings Increased 35 Percent

LENEXA, KS APR. 21-- Mediware Information Systems, Inc. (Nasdaq: MEDW) reported record revenue for the fiscal third quarter ended March 31, 2003 of $8.2 million, a 10 percent increase over the year ago period. This marks the company's ninth consecutive quarter of revenue growth and its second consecutive quarter of record revenue.

Net earnings for the quarter just ended were $999,000, or 14 cents per basic share and 13 cents per fully diluted share, versus net earnings of $741,000, or 10 cents per basic and fully diluted share, a year ago.

Commenting on the quarter, George Barry, Mediware's CEO said, "Increases in training and installation billing utilization along with strong proprietary software sales led to continued improvements in our overall financial performance. The company anticipates that these trends along with new product releases will drive growth over the next year."

Financial highlights follow for the three and nine months ended March 31, 2003 and 2002 (in thousands):

Third Quarter and First Nine Months Fiscal 2003 and 2002 Financial Highlights (in thousands) (unaudited):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2003	2002	2003	2002

System Sales	$ 2,898	$ 2,677	$ 9,493	$ 8,350
Services	$ 5,289	$ 4,784	$14,685	$13,962
Total Revenue	$ 8,187	$ 7,461	$24,178	$22,312
Expenses	$ 6,556	$ 6,225	$19,594	$19,353
Proceeds from Settlement	$ 0	$ 0	($ 614)	$ 0
Operating Income	$ 1,631	$ 1,236	$ 5,198	$ 2,959
Net Earnings	$ 999	$ 741	$ 3,220	$ 1,771
Earnings Per Common Share - Basic	$ 0.14	$ 0.10	$ 0.44	$ 0.25
Earnings Per Common Share- Diluted	$ 0.13	$ 0.10	$ 0.41	$ 0.24

Mediware provides clinical information systems for hospitals and integrated healthcare delivery systems. Its products include Hemocare™, LifeLine™ and LifeTrak™ (blood bank), WORx™, Pharmakon®, and Digimedics™ (pharmacy), Surgiware™, Perioperative Solutions™ (operating room), as well as the JAC Stock Control System (pharmacy) in the United Kingdom. Mediware has over 1,100 systems installed in the U.S., Canada, the U.K., and elsewhere.

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Certain statements in this press release may constitute "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the ''Act'') and in releases made by the SEC from time to time. Such forward-looking statements are not based on historical facts and involve known and unknown risks, uncertainties and other factors disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2002, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. The Company disclaims any obligation to update its forward-looking statements.

Mediware Information Systems, NASDAQ: MEDW

4/21/03